UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

WOODLAND HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55401	80-0379897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

865 Innovation Drive, Suite 200 Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 777-2740

13101 Preston Road, Suite 510

Dallas, TX 75240

 (Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2017, Woodland Holdings Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated April 6, 2017 (the “Merger Agreement”), with 4MIO Merger Sub, LLC, a Tennessee limited liability company and wholly-owned subsidiary of the Company (the “Merger Sub”), and 4M Industrial Oxidation, LLC, a privately-held Tennessee limited liability company (“4MIO”), for the purposes of consummating a reverse merger (the “Merger”).

Pursuant to the Merger Agreement, Merger Sub merged with and into 4MIO, with 4MIO being the surviving company and resulting in 4MIO becoming a wholly-owned subsidiary of the Company. The Merger was intended to constitute a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended.

In the Merger, the members of 4MIO exchanged their membership interests of 4MIO, representing 100% of the outstanding membership interests of 4MIO, for aggregate of 55 million (55,000,000) shares of common stock, par value $0.01 (the “Common Stock”), of the Company which represented approximately 78.46% of the shares of Common Stock of the Company based on an aggregate of 70,096,470 shares of Common outstanding upon consummation of the Merger.

The Company intends to conduct a majority of its operations through 4MIO.

General Description of Business of 4MIO:

4MIO was created to commercialize exclusively-licensed atmospheric plasma oxidation technology. ReMaxCo Technologies, LLC, a Tennessee limited liability company d/b/a RMX Technologies (“RMX Technologies”), and Oak Ridge National Laboratory co-developed and proved a patent-protected technology intended to revolutionize the carbon fiber market.  4M has exclusive worldwide commercialization rights to this technology and is implementing its commercialization plan to build, install, and operate commercial-scale plasma oxidation ovens. The licensed technology creates a high-quality fiber and is one-third the size of conventional technology for the same production capacity. 4M’s green technology utilizes 75% less energy. This cost and time reduction are expected to be financially disruptive because of the current demand for low-cost carbon fiber, spanning multiple sectors in the industry. Oxidation is a critical step in the production of carbon fibers because it takes the most time and is the most difficult. 4M’s smaller ovens use less space, thus there is less fiber-handling equipment, fewer personnel, and less environmental processing for the same capacity.  This new technology enables the production of up to three times as much product in the same operational footprint, while using less energy and less personnel, satisfying increasing market demands. This resolves the significant limitations of current traditional technologies.

4M Industrial Oxidation, LLC was formed in Tennessee on May 5, 2015.  The principal executive offices of 4MIO are 865 Innovation Drive, Suite 200, Knoxville, TN 37932 and its telephone number is (865) 777-2740.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 7, 2017, a Certificate of Merger, dated April 6, 2017, was filed with the Secretary of State of Tennessee pursuant to Section 702 of the Tennessee Revised Limited Liability Company Act, effective upon filing.

The Company was not a shell company (as that term is defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) prior to or as a result of the Merger.

A copy of the Certificate of Merger is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On April 5, 2017, the Company sold an aggregate of 5,220,000 shares of Common Stock to an accredited investor in consideration for a promissory note for the principal amount of $52,200, bearing no interest and maturing on the second anniversary of the date of issuance.

On April 5, 2017, the Company sold an aggregate of 5,220,000 shares of Common Stock to Joshua M. Kimmel, the Chief Executive Officer and President of the Company, in consideration for a promissory note for the principal amount of $52,200, bearing no interest and maturing on the second anniversary of the date of issuance.

As disclosed in Item 1.01 of this Form 8-K, pursuant to the Merger Agreement, on April 6, 2017, the Company issued an aggregate of 55 million (55,000,000) shares of Common Stock to the former members of 4MIO, each of whom is an accredited investor, in exchange for their membership interests of 4MIO.

The Company issued the foregoing securities pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available under Section 4(a)(2) promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2017, the Board of Directors of the Company established the size of the Board to consist of four members and appointed the following persons to fill such newly-created vacancies for a period of one year, until the next annual stockholders’ meeting and their respective successors are elected and qualified or upon their earlier resignation or removal:

Name:	Board Position:
Rodney G. Grubb	Chairman of the Board
Dr. Truman A. Bonds	Director
Douglas D. Mentzer	Director

On April 4, 2017, the Board appointed the following persons as executive officers of the Company, to serve at the pleasure of the Board until their successors are appointed or upon their earlier resignation or removal:

Name:	Office:
Erwin W. Vahlsing Jr.	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Rodney G. Grubb	Chief Operating Officer
Dr. Truman A. Bonds	Chief Technology Officer

Family Relationships

Dr. Truman and Mr. Mentzer are brothers-in-law.  None of the other Company’s officers and directors have a family relationship with any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. The term “family relationship” means any relationship by blood, marriage, or adoption, not more remote than first cousin.

Business Experience

Erwin W. Vahlsing, Jr. (age 60) is an accomplished financial executive with strong operational experience in both domestic and international organizations. He has managed finance departments in the manufacturing, service, and construction sectors. Mr. Vahlsing has proven his abilities in strategic planning, critical decision making, identifying cost-effective solutions, and developing highly creative financial solutions to turn around underperforming units and products.

Mr. Vahlsing has been the President of XBRL Associates for the last six years, providing outsourced CFO services to smaller public companies and companies intending to “go public.” His services include preparation of projections, financial modeling, financial statements, reports, and filings, as well as interfacing with SEC auditors and legal counsel to assure the quality and timeliness of all current reports (such as 10-K, 10-Q, and 8-K SEC filings).

He has been a member of the board of directors of ICOA, Inc. since 2001.

Mr. Vahlsing has held executive-level financial positions continuously since 1999, and controller-level positions since 1983 — all for companies with $2 million to $35 million in revenue. He holds a Master of Business Administration degree from the University of Rhode Island and a Bachelor of Science degree in Accounting from the University of Connecticut.

Rodney G. Grubb (age 60) has more than 37 years’ experience managing engineering and technology organizations and projects for international engineering organizations, small technology businesses and at a national laboratory.  He has been responsible for business development, personnel, operations, facilities, contracts, and profit and loss. From January 2012 to March 2017, Mr. Grubb served as the President of RMX Technologies where his duties included strategy development, operations, management consulting, fund raising, and developing the commercialization plan for the plasma oxidation technology developed with the Oak Ridge National Laboratory.

Prior to that, from July 2009 to December 2011, he served as a Program Director at Sentech where his duties included development and implementation of the Integrated Facilities Energy Management Program when he and Dr. Bonds and two business partners bought the carbon fiber technology development activities that Dr. Bonds was leading.  Mr. Grubb has been involved with several organizational merger and acquisition activities including the acquisition of RMX Technologies in 2011.

Mr. Grubb led multi-million dollar projects and technical organizations for large international organizations as well as started up and grown engineering and technology divisions for small businesses. These responsibilities included business development, strategic planning, project development and implementation, personnel development and profit and loss responsibility.

Early in his career, Mr. Grubb worked at the Oak Ridge National Laboratory where he was responsible for engineering and technical services in support for multi-discipline research and development programs and worked as a principle investigator for technology development and evaluation.  He was the deputy program manager for a national technology development and assessment program.  He has a B.S. in Engineering Science and Mechanics, a master’s degree in industrial engineering with emphasis on engineering management and is ABD for a Ph.D. in Engineering Management.

Dr. Truman A.  Bonds (age 41) currently serves as the Chief Technology Officer and Director of 4M Carbon Fiber Technologies.  In addition, he serves as the President of RMX Technologies, LLC.  At 4M, he oversees the transfer of core plasma technology invented by RMX and leads the design and manufacturing work for the successful commercialization of its plasma oxidation technology.

Prior to this he served as the Vice President of Research and Development at RMX Technologies, LLC where his duties included leading the experimental research group and operations focused on developing new technologies based on proprietary plasma technology from November/2011 to December/2016.  From January/2017 to present, he began serving as President at RMX Technologies, LLC where his duties expanded to general company leadership, growth, and new product development.  Dr. Bonds is leading the effort to develop new carbonization and surface treatment technologies for carbon fiber production, both of which are in partnership with the Oak Ridge National Laboratory.

Dr. Bonds’ Ph.D. dissertation was focused on the development of a new manufacturing technology that will significantly lower the conversion cost of carbon fiber, and enable rapid growth on the supply side of the carbon fiber industry.  He is an expert in applying atmospheric pressure plasma technology to various materials processing applications.  A major focus has been utilizing plasma to enhance the carbon fiber manufacturing process to reduce energy consumption, capital costs and operational costs that have traditionally been very high for this industry.  He holds multiple patents related to plasma based material processing.

Douglas D. Mentzer (age 43) is a financial advisor, educator, and speaker, and currently serves as President of The Mentzer Group, LLC, a full-service, independent investment advisory firm located in Knoxville, TN. Mr. Mentzer’s duties include financial planning and investment supervisory services, as well as business planning, development, management, and operations. Doug teaches financial classes through the Oak Ridge Institute for Continued Learning, and his financial presentations have been widely attended all over Tennessee.

Mr. Mentzer has received the Certified Funds Specialist and Certified Income Specialist designations from the Institute of Business and Finance, and is a member of the National Ethics Association. The Mentzer Group is a Registered Investment Advisor and insurance agency. Doug founded The Mentzer Group in May 2008, and prior to that served as an investment advisor for Brogan Financial, Inc. from February 2004 to May 2008.

Mr. Mentzer is a founder and board member of RMX Technologies, LLC and was instrumental in fund raising and commercialization of the plasma oxidation technology.

Related Party Transactions

Pursuant to the Merger Agreement, Mr. Grubb received an aggregate of 17,362,508 shares of Common Stock in exchange for his Membership Interests of 4MIO.

Pursuant to the Merger Agreement, Dr. Truman received an aggregate of 8,636,677 shares of Common Stock in exchange for his Membership Interests of 4MIO.

Pursuant to the Merger Agreement, Mr. Mentzer received an aggregate of 4,630,234 shares of Common Stock in exchange for his Membership Interests of 4MIO.

Item 8.01 Other Events.

On April 10, 2017, the Company issued the Press Release filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.  The Company intends to file the required financial statements no later than June 22, 2017, seventy-one (71) calendar days after the date that this Form 8-K pertaining to the Merger must have been filed.

(b)

Pro forma financial information. The Company intends to file the required pro forma financial information no later than June 22, 2017, seventy-one (71) calendar days after the date that this Form 8-K pertaining to the Merger must have been filed.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

Exhibit No.:	Document Description:

2.1	Agreement and Plan of Merger, April 6, 2017, by and among Woodland Holdings Corporation, 4MIO Merger Sub, LLC and 4M Industrial Oxidation, LLC

3.1	Certificate of Merger, dated April 6, 2017, filed with the Secretary of State of Tennessee on April 7, 2017

99.1	Press Release, dated April 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODLAND HOLDINGS CORPORATION

Dated: April 10, 2017	By:	/s/ Joshua M. Kimmel
Joshua M. Kimmel
President and Chief Executive Officer
(Principal Executive Officer)